UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts	02109

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Item 8.01 Other Events.

INFORMATION INCLUDED IN THE REPORT

     Registrant has announced the dismissal of litigation, as described in Registrant’s news release dated August 3, 2005, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	Exhibit No.	Document
	99.1	Press Release issued by the Registrant dated August 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly
caused	this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 3, 2004	/s/ William M. Steul

William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 3, 2005.

Exhibit 99.1

For Immediate Release

COURT DISMISSES SUIT AGAINST EATON VANCE

(August 3, 2005) BOSTON - As previously disclosed in SEC filings, last year a lawsuit, captioned In Re Eaton Vance Mutual Funds Fee Litigation, (the “Lawsuit”) was filed in the United States District Court for the Southern District of New York (the “Court”), against Eaton Vance Corp.; Eaton Vance Management; Boston Management and Research; Eaton Vance, Inc.; Eaton Vance Distributors, Inc.; Lloyd George Investment Management (Bermuda) Limited; Orbimed Advisors LLC; Lloyd George Investment Management (B.V.I.) Limited; nine current or past trustees of 81 Eaton Vance funds named as nominal defendants (the “Funds”); and twelve current or past officers and portfolio managers of the Funds. The plaintiffs were seven alleged shareholders of four of the 81 Funds. The Lawsuit, a purported class action, alleged violations of the Investment Company Act of 1940, the Investment Advisers Act of 1940, New York law and the common law, and breaches of fiduciary duties to the Funds and their shareholders.

On July 29, 2005, the Court issued an Opinion and Order dismissing the Lawsuit in its entirety and rejecting the plaintiffs’ request to amend their complaint.

Eaton Vance Corp. is a Boston-based investment management firm whose stock trades on the New York Stock Exchange under the symbol EV. Eaton Vance and its affiliates managed $101.5 billion in assets as of May 31, 2005, for more than 100 open- and closed-end funds, as well as individual and institutional accounts, including those of corporations, hospitals, retirement plans, universities, foundations, and trusts.